Exhibit 99.1

SECOND WAIVER AND FORBEARANCE AGREEMENT

THIS SECOND WAIVER AND FORBEARANCE AGREEMENT (the “Agreement”), executed as of the 30th day of September, 2011 and effective as of the 23rd day of September 2011 (the “Effective Date”), by and among GR Match LLC, a Delaware limited liability company (“GRM”), and CyberDefender Corporation, a Delaware corporation (“CyberDefender”), is made with reference to the following facts:

A.           GRM and CyberDefender Corporation, a California Corporation (“CyberDefender California”) (as predecessor in interest to CyberDefender) entered into that certain Media and Marketing Services Agreement dated March 24, 2009, as amended (the “First Media Services Agreement”).

B.           GRM and CyberDefender California entered into that certain Loan and Securities Purchase Agreement dated as of March 31, 2010 (the “Loan Agreement” and the loan made pursuant thereto, the “Loan”).  GRM agreed to advance the Loan to CyberDefender California on the terms and conditions set forth in the Security Agreement dated March 31, 2010 executed by CyberDefender California in favor of GRM (the “Security Agreement”) and the 9% Secured Convertible Promissory Note dated March 31, 2010 in the original principal amount of $5,300,000 issued by CyberDefender California in favor of GRM (the “Promissory Note”).  The Security Agreement, the Promissory Note and any other loan documents relating to the Loan are collectively referred herein as the “Loan Documents.”

C.           GRM and CyberDefender entered into that certain Revolving Credit Loan Agreement dated December 7, 2010, effective December 3, 2010, in the principal amount not to exceed $5,000,000 (the “Revolving Credit Loan Agreement”).  The Revolving Credit Loan Agreement was entered into on the terms and conditions set forth therein, in the Revolving Credit Note dated December 3, 2010 (the “Revolving Credit Note”) and the Security Agreement dated December 7, 2010, to be effective as of December 3, 2010 (the “Revolving Credit Security Agreement”).

D.           GRM and CyberDefender entered into that certain Loan Modification Agreement dated February 25, 2011 (the “Loan Modification Agreement”), pursuant to which GRM and CyberDefender agreed to modify the indebtedness evidenced by the Revolving Credit Loan Agreement, the Revolving Credit Note and the Revolving Credit Security Agreement on the terms and conditions of the Amended and Restated 9% Secured Convertible Promissory Note, dated February 25, 2011 (the “Amended and Restated Note”).  The Loan Modification Agreement, the Revolving Credit Security Agreement, the Amended and Restated Note and any other loan documents relating to the Loan Modification Agreement are collectively referred herein as the “Loan Modification Documents.”

E.           GRM and CyberDefender entered into that certain Media and Marketing Services Agreement dated July 19, 2011 (the “Second Media Services Agreement”).

F.           CyberDefender failed to make interest payments on the Promissory Note due and payable on July 1, 2011 and requested that GRM permit it to capitalize such interest payments.  CyberDefender failed to meet the requirements of Sections 5.17 and 5.18 of the Loan Agreement and has further requested that GRM agree to waive, during the Second Waiver Period (as defined below) only, any Event of Default resulting therefrom.  CyberDefender failed to perform its obligations as described in Section 7(a)(viii) of the Promissory Note and has further requested that GRM agree to waive, during the Second Waiver Period only, any Event of Default resulting therefrom.  CyberDefender is a defendant in the matter of Scott Wade v. CyberDefender Corporation et al. (case number BC431272 in the Superior Court of the State of California) (the “Wade Litigation”), and CyberDefender has further requested that GRM agree to waive, during the Second Waiver Period only, any Event of Default resulting therefrom or arising in connection therewith, including without limitation under Section 7(a)(xi) of the Promissory Note or Section 5.3 of the Loan Agreement.

G.           CyberDefender did not make interest payments on the Amended and Restated Note due and payable on July 1, 2011 and requested that GRM permit it to capitalize such interest payments.  CyberDefender failed to meet the requirements of Section 4.6(d) of the Loan Modification Agreement and has further requested that GRM agree to waive, during the Second Waiver Period only, any Event of Default resulting therefrom.  CyberDefender failed to perform its obligations as described in Section 7(a)(viii) of the Amended and Restated Note and has further requested that GRM agree to waive, during the Second Waiver Period only, any Event of Default resulting therefrom.  CyberDefender is a defendant in Wade Litigation, and CyberDefender has further requested that GRM agree to waive, during the Second Waiver Period only, any Event of Default resulting therefrom or arising in connection therewith, including without limitation under Section 7(a)(xi) of the Amended & Restated Note or Section 5.3 of the Loan Modification Agreement.

H.           Pursuant to that certain Waiver and Forbearance Letter (the “Letter”) dated December 3, 2010, CyberDefender requested and GRM agreed to and did waive any Event of Default (as defined in the Loan Agreement) resulting from CyberDefender’s failure to timely pay Reimbursement Amounts (as defined in the First Media Services Agreement) to GRM pursuant to Section 2.2 of the First Media Services Agreement and GRM acknowledged and agreed that any failure of CyberDefender to timely pay Reimbursement Amounts to GRM which occurred on or prior to the date thereof shall be deemed cured effective as of the Closing (as defined in the Revolving Credit Loan Agreement).

I.           Pursuant to the Letter, CyberDefender requested and GRM acknowledged receipt of the interest payment that was payable to GRM as of October 1, 2010 pursuant to Section 2(a) of the Promissory Note (the “October Interest Payment”) and GRM waived any Event of Default (as defined in the Loan Agreement) resulting from CyberDefender’s failure to timely pay the October Interest Payment and its right to seek any remedies against CyberDefender for CyberDefender’s failure to timely pay the October Interest Payment.

J.           Pursuant to the Letter, effective as of the Closing (as defined in that certain Revolving Credit Loan Agreement) and continuing through and including January 31, 2011, GRM agreed to and did forebear from exercising remedies under the Transaction Documents (as defined in the Loan Agreement) as a result of CyberDefender’s breach of Section 4.6(c) of the Loan Agreement.  GRM also agreed that CyberDefender would have the right to cure its breach of Section 4.6(c) of the Loan Agreement on or prior to January 31, 2011.

K.           Pursuant to that certain Waiver and Forbearance Agreement (the “First Waiver and Forbearance Agreement”) dated July 25, 2011, CyberDefender requested that GRM and GRM agreed to and did (i) waive, during the First Waiver Period (as defined below) only, its rights and remedies under the Loan Documents and the Loan Modification Documents subject to the conditions contained therein and (ii) capitalize interest payments on the Promissory Note and the Amended and Restated Note due and payable on July 1, 2011.

L.           Pursuant to the First Waiver and Forbearance Agreement, CyberDefender requested and GRM agreed to waive any potential defaults for the First Waiver Period only and, as a result, GRM during the First Waiver Period did not assert the existence of defaults under the Loan Documents or the Loan Modification Documents and did not exercise remedies during the First Waiver Period only, including but not limited to the rights of a secured party on default under the Uniform Commercial Code and the right to make all amounts due and owing under the Promissory Note and the Amended and Restated Note immediately due and payable, for a period of sixty (60) days from July 25, 2011 through and including September 23, 2011 (the “First Waiver  Period”).

M.           CyberDefender now requests that GRM waive those defaults in existence as of the Effective Date, for the Second Waiver Period only, and, as a result, that, during the Second Waiver Period only,  GRM will not assert the existence of such defaults under the Loan Documents or the Loan Modification Documents and will not exercise remedies during the Second Waiver Period only, including but not limited to the rights of a secured party on default under the Uniform Commercial Code and the right to make all amounts due and owing under the Promissory Note and the Amended and Restated Note immediately due and payable, for a period of one hundred twenty (120) days through and including January 24, 2012 (the “Second Waiver Period”).

N.           If CyberDefender strictly complies with the terms of this Agreement, GRM is willing to waive its rights and remedies, during the Second Waiver Period only, in order to allow CyberDefender an opportunity to reorganize its capital structure.

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Acknowledgement of Validity of Factual Recitals.  The parties hereto acknowledge the truth, accuracy and validity of the foregoing factual recitals.

2.           Acknowledgement of Conditional Capitalization of Interest.  CyberDefender and GRM acknowledge and agree that upon the payment of interest on both the Promissory Note and the Amended and Restated Note that is due and payable on October 1, 2011, those interest payments on the Promissory Note and the Amended and Restated Note that were due and payable on July 1, 2011 (totaling not less than $127,481.85 and $129,325.62, respectively), shall be capitalized.

3.           Acknowledgement of Outstanding Amounts Owed on the Promissory Note.  CyberDefender and GRM acknowledge that as of September 22, 2011, the following amounts are the outstanding principal balance on the Promissory Note and the accrued but unpaid interest due and payable on the Promissory Note:

Principal:  $5,665,859.75
Accrued Interest:  $243,631.98

provided, however, that, in accordance with Section 2 above, assuming CyberDefender makes those interest payments on both the Promissory Note and the Amended and Restated Note that are due and payable on October 1, 2011, the following amounts reflect the outstanding principal balance on the Promissory Note and the accrued but unpaid interest due and payable on the Promissory Note as of September 22, 2011:

Principal:  $5,793,341.59
Accrued Interest:  $118,763.50

4.           Acknowledgement of Outstanding Amounts Owed on the Amended and Restated Note.  CyberDefender and GRM acknowledge that as of September 22, 2011, the following amounts are the outstanding principal balance on the Amended and Restated Note and the accrued but unpaid interest due and payable on the Amended and Restated Note:

Principal:  $5,747,805.33
Accrued Interest:  $247,155.63

provided, however, that, in accordance with Section 2 above, assuming CyberDefender makes those interest payments on both the Promissory Note and the Amended and Restated Note that are due and payable on October 1, 2011, the following amounts reflect the outstanding principal balance on the Amended and Restated Note and the accrued but unpaid interest due and payable on the Amended and Restated Note, as of September 22, 2011:

Principal:  $5,877,130.94
Accrued Interest:  $120,481.18

5.           Acknowledgement of Potential Exercise of Certain Warrants.  If CyberDefender is profitable for any future quarterly period and a material adverse change has not hereafter occurred, then GRM agrees to consider, in good faith, exercising that number of its outstanding warrants necessary to acquire Cyberdefender common stock having an aggregate exercise price of at least $1,000,000.

6.           Acknowledgement of Validity and Enforceability of Loan Documents.  CyberDefender acknowledges and agrees that the documents referenced herein are valid and enforceable according to their terms.

7.           Acknowledgement of Waiver.  During the Second Waiver Period only, GRM agrees to waive its rights and remedies under the Loan Documents and the Loan Modification Documents, including but not limited to the rights of a secured party on default under the Uniform Commercial Code and the right to make all amounts due and owing under the Promissory Note and the Amended and Restated Note immediately due and payable, subject to the conditions contained herein.  As a result, during the Second Waiver Period only, GRM agrees not to assert that CyberDefender is in default under the Loan Documents or the Loan Modification Documents; provided, however, that upon the earlier of the termination of this Agreement and the end of the Second Waiver Period, GRM shall retain the right to pursue any rights and remedies with respect to any uncured default that: (i) existed prior to the Second Waiver Period; (ii) occurs during the Second Waiver Period; or (iii) occurs after the Second Waiver Period.

8.           Acknowledgement of Conditions; Default:  CyberDefender’s failure to comply with the following condition shall result in an immediate default of this Agreement:

a.           Subject to the terms hereof, during the Second Waiver Period, CyberDefender shall strictly comply with the terms of the Loan Documents, the Loan Modification Documents and the Second Media Services Agreement (the failure to perform those obligations described above in Sections F and G, however, shall be excluded from any compliance determination hereunder);

In the event of a default which remains uncured for a period of three business (3) days following GRM’s written notice to CyberDefender of the default, GRM may terminate this Agreement immediately without further notice.  For the avoidance of doubt, upon the earlier of either the termination of this Agreement or the end of the Second Waiver Period, GRM shall retain the right to pursue any rights and remedies with respect to any previously existing or subsequent default.

9.           Acknowledgement of Retention of Rights.  All of the terms and conditions of the documents referenced herein shall remain unchanged and in full force and effect, except to the extent expressly provided herein.  This Agreement shall not be deemed a waiver of GRM’s rights and remedies once the Agreement is terminated or the Second Waiver Period has concluded.  GRM reserves all of its rights, powers and remedies under all documents referenced herein.

10.           Acknowledgement of Default upon Failure to Cure.  CyberDefender acknowledges that a failure to cure any of the obligations referenced in Sections F and G herein, prior to the earlier of the termination of this Agreement or the end of the Second Waiver Period, will result in a default and/or the existence of one or several Events of Default.  CyberDefender acknowledges that, at such time, GRM shall be entitled to enforce any and all of its rights and remedies with respect to any such default and/or Event of Default.

11.           Absence of Legally Actionable Acts.  As of and upon the Effective Date, CyberDefender acknowledges and agrees that neither GRM, its affiliates, subsidiaries, associates, partners, owners, members, shareholders, nor any of their respective officers, directors, managers, employees, agents, attorneys, or representatives (collectively, the “GRM Parties”), have performed or failed to perform any act, as of the Effective Date, the performance or failure to perform of which is legally actionable by CyberDefender or any third party, including other CyberDefender stockholders or creditors.

12.           Limited Representations.

(a)           CyberDefender and GRM acknowledge and agree that GRM has not made any promises or representations, or otherwise provided any assurances, to CyberDefender or any related party regarding any and all future actions by GRM, except as expressly set forth in this Agreement or any other written contract or agreement.

(b)           CyberDefender and GRM acknowledge and agree that CyberDefender has not made any promises or representations, or otherwise provided any assurances, to GRM or any related party regarding any and all future actions by CyberDefender, except as expressly set forth in this Agreement or any other written contract or agreement.

13.           Entire Agreement.  This Agreement contains the entire understanding between the parties with respect to the subject matter hereof.  The documents referenced herein shall not be further amended except by a writing duly executed by CyberDefender and GRM.

14.           Successors and Assigns.  This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

15.           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, exclusive of conflicts of law provisions.

16.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

17.           Good Faith Negotiation for Extension of the Term.  During the term of this Agreement, the parties intend to discuss in good faith options for addressing the obligations owed by CyberDefender to GRM and efforts to raise additional capital.

18.           Notices.  Notwithstanding anything to the contrary contained in the documents referenced herein, all notices, demands, requests and other communications of any kind which any party hereto may be required to or may desire to serve upon any other party (“Notice”) shall be in writing and shall be deemed to have been properly given or served for all purposes (i) if sent by Federal Express or a nationally recognized overnight carrier for next business day delivery, on the first business day following deposit of such Notice with such carrier, or (ii) if personally delivered, on the actual date of delivery or (iii) if sent by certified mail, return receipt requested postage prepaid, on the fifth (5th) business day following the date of mailing, or (iv) if sent by facsimile, then on the actual date of delivery (as evidenced by a facsimile confirmation) addressed as follows:

If to GRM:	c/o Stephanie Blackman, Esq. Guthy-Renker LLC 3340 Ocean Park Blvd Santa Monica, CA 90405-3204 Fax: (310) 581-3443

With a copy to:	Peter M. Gilhuly, Esq. Latham & Watkins, LLP 355 South Grand Avenue Los Angeles, CA 90071-1560 Fax: (213) 891-8720

If to CyberDefender:	CyberDefender Corporation 617 West 7th Street Los Angeles, CA 90017 Attention: Gary Lloyd, Esq. Fax: (213) 652-1839

With a copy to:	O’Melveny & Myers LLP 400 South Hope Street Los Angeles, CA 90071 Attention: Stephen H. Warren, Esq. Fax: (213) 430-6407

Any party may change its address by giving the other parties written notice of its new address as herein provided.  Notices given in the manner aforesaid shall be deemed delivered when actually received or refused by the party to whom sent, unless such notice is mailed as aforesaid, in which event such notice shall be deemed complete on the day of actual delivery as shown by the return receipt or at the expiration of the fifth (5th) day after the date of mailing, whichever first occurs.

19.           Headings.  The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

20.           Representation by Counsel.  CyberDefender (a) has retained counsel to represent it in the transactions contemplated herein;  (b) has read and understands this Agreement; (c) has been advised by its counsel with respect to its rights and obligations under this Agreement; and (d) agrees that the principle of construction against draftsmen shall have no application in the interpretation of this Agreement.

21.           Consent to Financing.  Notwithstanding anything to the contrary in the Loan Documents, the Loan Modification Documents, GRM consents to CyberDefender issuing indebtedness, provided that: (i) such indebtedness is subordinate to the obligations of CyberDefender under the Loan Documents or the Loan Modification Documents at least to the same extent as the indebtedness issued by CyberDefender pursuant to those certain Securities Purchase Agreements dated July 21, 2011, and (ii) such indebtedness is issued pursuant to documentation that is substantially in the same form as the documentation provided to GRM as of (or prior to) the Effective Date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first hereinabove written.

GR MATCH LLC, a Delaware limited liability company

By:

CYBERDEFENDER CORPORATION, a Delaware corporation

By: